UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
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ESSEX RENTAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ESSEX RENTAL CORP.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
___________________

SUPPLEMENTAL PROXY MATERIALS
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held June 4, 2015
___________________

This Supplemental Proxy Material is furnished in connection with the solicitation of proxies by the Board of Directors, also referred to as the Board, of ESSEX RENTAL CORP., a Delaware corporation, to be used at the annual meeting of stockholders (the “Meeting”) of the Company which will be held at the offices of Hyde Park Holdings, LLC, 500 Fifth Avenue, 50th Floor, New York, New York 10110 on Thursday, June 4, 2015, at 10:00 A.M., and at any adjournment or adjournments thereof.  All references in this Supplemental Proxy Material to the “Company”, “we”, “us”, and “our” refer to Essex Rental Corp., together with its wholly-owned subsidiaries, Essex Holdings, LLC (“Holdings”), Essex Crane Rental Corp. (“Essex Crane”), Essex Finance Corp. (“Essex Finance”), CC Acquisition Holding Corp. (“CC Acquisition”), Coast Crane Company (“Coast Crane”) and Coast Crane Ltd. (“Coast Crane Ltd.”), unless the context otherwise requires.

Purported Nominations of Lee D. Keddie and John M. Climaco

You may have already received a proxy statement soliciting votes for Lee D. Keddie and John M. Climaco (collectively, the “Keddie Nominees”). The proponents of the Keddie Nominees are Lee Keddie and Kevin Casey and his affiliates, Casey Capital, LLC and KC Gamma Opportunity Fund, LP (together with Mr. Casey, the “Casey Parties”). We have notified Mr. Keddie and the Casey Parties several times that they will not be entitled to nominate directors at the Meeting as a result of their failure to comply with the Company’s Bylaws. A summary of the communications between us and Mr. Keddie and/or the Casey Parties is provided below.

IT IS IMPORTANT THAT YOU UNDERSTAND THAT ONLY VOTES PERTAINING TO NOMINEES FOR DIRECTOR ON THE COMPANY’S WHITE PROXY CARD WILL BE COUNTED AT THE MEETING. A VOTE FOR NOMINEES FOR DIRECTOR ON THE KEDDIE/CASEY PARTIES’ PROXY CARD WILL NOT BE COUNTED AT THE MEETING (TO AVOID ANY DOUBT, A VOTE PERTAINING TO THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION WILL BE COUNTED REGARDLESS OF WHAT PROXY CARD IS USED). IN ORDER TO EXERCISE YOUR RIGHT AS A STOCKHOLDER TO VOTE FOR NOMINEES FOR DIRECTOR AT THE MEETING, YOU SHOULD SIGN, DATE AND RETURN THE WHITE PROXY CARD INCLUDED IN THE COMPANY’S PROXY MAILED TO YOU ON OR ABOUT APRIL 30, 2015. YOU SHOULD DISREGARD ANY OTHER PROXY CARDS YOU MAY RECEIVE PURPORTING TO ALLOW YOU TO VOTE FOR NOMINEES FOR DIRECTOR AT THE MEETING, AS ALL OTHER PROXY CARDS ARE INVALID AND WILL NOT BE ACCEPTED AT THE MEETING.

Mr. Keddie’s nomination notice is invalid because he failed to comply with the advance notice provisions contained in Section 3.3 of the Company’s Bylaws. Mr. Casey also submitted a purported nomination notice with his own nominees, but his nomination notice also failed to comply with Section 3.3 of our Bylaws. Mr. Casey subsequently abandoned his purported nominations and joined Mr. Keddie in support of Mr. Keddie’s purported nominees. Under Section 3.3, a nomination notice must be delivered on a timely basis by a record stockholder. The nomination notice window closed on April 10, 2015. As evidenced by the certified list of record stockholders as of April 10, 2015 provided to the Company by its transfer agent, Continental Stock Transfer and Trust Company, neither Mr. Keddie nor any of the Casey Parties were record stockholders as of such date. Accordingly, no record stockholder delivered notice to the Company within the required time period. The fact that Mr. Keddie and/or any of the Casey Parties may have become record stockholders after April 10, 2015 (as appears to be the case based on a list of record stockholders as of April 20th) does not retroactively cure the earlier delivered deficient notice.

Mr. Keddie has yet to question or contest the Company’s position with respect to his purported nomination notice, and it is only in his preliminary proxy statement filed on May 5, 2015, that Mr. Keddie asserts that he was a record stockholder as of a date earlier than April 10 (claiming record ownership as of March 25, 2015). Unless and until Mr. Keddie establishes his rights under Delaware law as a record holder who has delivered a compliant nomination notice within the required nomination notice period in accordance with the Company’s Bylaws, under the Company’s Bylaws, Mr. Keddie will not be permitted to make nominations at the Meeting.

Despite the invalid nomination notices, the Company has continually expressed its willingness to discuss with Mr. Keddie the qualifications and experience of the Keddie Nominees or Mr. Keddie’s other thoughts related to our Company. After unsuccessful attempts by our Chairman to engage in discussions with Mr. Keddie, on May 8, 2015 our Board of Directors unilaterally offered Mr. Keddie the opportunity to have his purported nominees appointed to the Company's Board immediately following the Meeting. Mr. Keddie has not yet provided a definitive response to the Board's offer.

Summary of Material Communications Between Essex and Mr. Keddie and/or the Casey Parties

•In the fourth quarter of 2014, the Chairman of our Board, Laurence Levy had numerous calls and one meeting with Mr. Casey, during which they discussed trends in the industry, Essex’s performance, Mr. Casey’s suggestions for operating Essex and Mr. Casey’s desire to serve as a director.
•On January 14, 2015, our chief executive officer, Nicholas J. Matthews and our chief financial officer Kory Glen met with Mr. Casey. At that meeting, the parties discussed trends in the industry, Essex’s performance, Mr. Casey’s suggestions for operating Essex and Mr. Casey’s desire to serve as a director.
•On February 26, 2015, Laurence Levy and Edward Levy, another member of our Board met with Mr. Casey. During this meeting the parties discussed Mr. Casey’s desire to serve as a director, our New York City office arrangements, and the suggestion of Mr. Casey that the Company engage in a sale or other strategic alternatives. During that meeting, Messrs. Levy and Levy invited Mr. Casey to provide his biographical and other relevant information for consideration by our Nominating Committee in response to Mr. Casey’s desire to join our Board.
•On February 26, 2015, Mr. Casey sent a letter to the Board summarizing certain proposals, including to: (i) terminate our New York City office lease with Hyde Park Real Estate LLC; (ii) engage an independent financial advisory firm to conduct a comprehensive review of potential strategic alternatives; and (iii) add shareholder representation to the Board.
•On March 31, 2015, Mr. Keddie delivered a purported notice of his intention to nominate five director nominees for election to the Board at Meeting. The five purported nominees were identified as Lee D. Keddie, Shawn W. Kravetz, John M. Climaco, Ned L. Pontious and Jeffrey H. Misthal.

•On April 1, 2015, Mr. Casey made a demand to inspect Essex’s stock list materials pursuant to Section 220 of the Delaware General Corporation Law and submitted a second letter to the Board reiterating the proposals made on February 26, 2015.
•Also on April 1, 2015, Mr. Casey sent a purported nomination notice to the Company of the Casey Parties’ intention to nominate three director nominees for election to the Company’s Board at the Meeting. The three purported nominees were identified as: Kevin M. Casey, Christopher Kinslow, and John A. Oliva.
•On April 6, 2015, Casey Capital issued a press release and sent a letter to our Chairman informing the Company of its intent to wage a proxy battle in the event that the Board did not support Kevin M. Casey, Christopher Kinslow, and John A. Oliva as candidates for election to the Board at the Meeting.
•On April 8, 2015, our counsel sent a letter to Mr. Casey’s counsel expressing certain conditions for release of the stockholder list and reserving the Company’s rights to later reject the demand based on Delaware law.
•On April 9, 2015, the Casey Parties submitted a supplemental purported nomination notice to the Company with respect to their intention to nominate Kevin M. Casey, Christopher Kinslow and John A. Oliva at the Meeting.
•On April 10, 2015, the Company announced via press release that it was evaluating strategic alternatives for Essex Crane Rental Corp., and that two long-standing directors, John Nestor and Dan Blumenthal, would not stand for reelection at the Meeting.
•On April 13, 2015, Mr. Casey sent a letter to our Board responding to the Company’s April 10, 2015 press release.
•On April 14, 2015, the Board sent a letter to Mr. Casey responding to his prior letters and notifying him of the invalidity of his purported nomination notice.
•Also on April 14, 2015, our counsel sent a response letter to Mr. Casey’s counsel denying Mr. Casey’s stock list request after learning that neither Mr. Casey, nor any entity associated with Mr. Casey was a record stockholder as of April 10, 2015.
•Also on April 14, 2015, Laurence Levy met with Chuck Gillman, who represented himself as a representative of Mr. Keddie to discuss Mr. Keddie’s pursuit of Board representation.
•On April 15, 2015, the Board sent a letter to Mr. Keddie notifying him of the invalidity of his purported nomination notice but expressing willingness to engage in a process to consider his purported nominees.
•On April 21, 2015, Mr. Casey sent a letter to the Board reiterating his proposals.
•On April 22, 2015, Mr. Casey sent a letter to the Board responding to the Company’s April 14, 2015 letter rejecting Mr. Casey’s purported nomination notice and request for the stock list and reiterating his demand for the stock list.
•On April 24, 2015, Messrs. Casey and Keddie filed a preliminary proxy statement to solicit votes for the purported election of Mr. Keddie, Shawn W. Kravetz and John M. Climaco at the Meeting.
•On April 26, 2015, Mr. David Pointer, who claimed to represent Mr. Keddie, notified Laurence Levy of Mr. Keddie’s decision to continue to pursue a contested proxy contest rather than engage with the Committee to reach a settlement of these issues.
•On April 28, 2015, the Board sent a letter to Mr. Keddie expressing its disappointment with Mr. Keddie’s reported decision to pursue a contested proxy contest, and again extending the offer to discuss Mr. Keddie’s concerns and the possibility of providing Mr. Keddie with representation on the Board.
•On April 29, 2015, our counsel sent a letter to the Casey Parties’ counsel noting deficiencies in the Casey Parties’ demand for the stock list, but expressing a willingness to provide such list if Mr. Casey complied with certain conditions.
•On April 30, 2015, the Company issued a press release and filed definitive proxy materials with the SEC which announced that Thomas J. Ryan, Jr. had accepted the Company’s invitation to join the Board following his election at the Meeting.
•On May 4, 2015, Casey Capital sent a letter to the Board responding to certain statements made in the April 30, 2015 press release issued by the Company.
•On May 5, 2015, Messrs. Casey and Keddie filed a preliminary proxy statement on Schedule 14A to solicit votes for the purported election of Mr. Keddie and Mr. Climaco to our Board at the Meeting.

•On May 6, 2015, the Casey Parties and Mr. Keddie filed a revised preliminary proxy statement on Schedule 14A to solicit votes for the purported election of Mr. Keddie and Mr. Climaco to our Board at the Meeting.
•On May 7, 2015, the Board sent a letter to Mr. Keddie responding to certain statements in Mr. Casey’s April 4th letter and Mr. Keddie’s and the Casey Parties’ revised preliminary proxy statement.
•Also on May 7, 2015, the Company’s counsel delivered the stockholder list and related materials to the Casey Parties’ counsel.
•On May 8, 2015, the Board sent a letter to Mr. Keddie expressing disappointment that attempts to reach Mr. Keddie via telephone were referred to Mr. Keddie’s attorney and offering to have the two purported director nominees appointed to the Board immediately following the 2015 Annual Meeting subject only to satisfactory completion of customary background checks on such individuals.
•On May 11, 2015, Casey Capital LLC issued a press release indicating that the dissident stockholders desired discussions with the Board.
•On May 12, 2015, the Board sent a letter to Mr. Keddie accepting the offer to discuss a resolution to the outstanding matters and reaffirming the Board’s offer for the two purported director nominees to become directors of the Company on June 4th.
•Also on May 12, 2015, Mr. Keddie, Mr. Casey and their legal counsel, and Laurence Levy, on behalf of the Board, and the Company's legal counsel, conferred by conference telephone in an attempt to resolve the outstanding matters. No resolution was reached and the call ended with counsel for Mr. Keddie and the Casey Parties agreeing to consider certain items discussed on the call.

Temporary Board Size Reduction

As explained in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015 and mailed to stockholders of record beginning the same date, our current Class A directors are Edward Levy, Daniel H. Blumenthal and John G. Nestor. Messrs. Blumenthal and Nestor will not stand for reelection to our Board this year, and through the search efforts of our Corporate Governance/Nominating Committee, Thomas A. Ryan, Jr. has been identified as a nominee to succeed one of our departing directors as a Class A Director. The other vacancy resulting from the departure of Messrs. Blumenthal and Nestor will be filled once our Corporate Governance/Nominating Committee has identified an additional viable candidate for appointment to our Board of Directors, which the Corporate Governance/Nominating Committee is committed to achieving as soon as possible. Until such time as an additional Class A Director has been identified and appointed, effective upon commencement of the Meeting, the size of our Board of Directors will be temporarily reduced to five members from six members. You may not vote for a greater number of persons than the number of nominees named in our Proxy Statement, and you will not be entitled to vote on the appointment of the individual ultimately identified by our Corporate Governance/Nominating Committee to serve as an additional Class A Director. Such individual, once appointed, will serve as a Class A Director for a two-year term expiring at the 2017 Annual Meeting of Stockholders. Although no settlement has been reached with Mr. Keddie and the Casey Parties, a settlement could possibly impact the Board's plans to fill the remaining vacancy on the Board in the manner described above, and such vacancy, and yet a seventh Board seat, could instead be filled through the appointment of one or both of Mr. Keddie's purported nominees.

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Please fill in, date and sign the proxy card provided with our previously delivered proxy statement, and mail it promptly in the postage-paid envelope provided to make sure that your shares are represented at the Meeting. If you attend the Meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card.

Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at:
http://www.viewproxy.com/essexrental/2015